SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                December 21, 2005
                                (Date of Report)
                        (Date of earliest event reported)

                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                    (State or jurisdiction of incorporation)

0-11507                                       13-5593032
--------------------------------------        ----------------------------------
Commission File Number                        IRS Employer Identification Number

111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code

Registrant's telephone number, including area code:  (201) 748-6000
                                                     ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     [ ] Written  communications  pursuant  to Rule 425 under the  Securities
         Act(17 CFR 230.425)
     [ ] Soliciting  material  pursuant  to Rule 14a-12  under the  Exchange
         Act(17 CFR 240.14a-12)
     [ ] Pre-commencement  communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

                  This is the first page of a 55-page document.

Item 1.01.     Entry into a Material Definitive Agreement

                    On December 16, 2004,  the Board of Directors  (the "Board")
               of John Wiley & Sons, Inc. (the "Company") adopted a resolution approving the Deferred Compensation Plan for Directors' 2005 &
               After Compensation (the "Deferred Plan"), in a form to be determined pending publication of the provisions of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act of 2004.

                    On December 15,2005 the Board accepted and approved,  on the recommendation of the Board's Governance Committee, the Deferred Plan document, effective as of January 1, 2005, in the form annexed to this filing as Exhibit A. The purpose of the Deferred Plan is to provide a Non-Employee Director with a means of deferring director fees and stock compensation in accordance with the terms of the Deferred Plan.

                    On March 9, 2005, the Board adopted  resolutions closing the
               1989 Supplemental Executive Retirement Plan (the "1989 SERP") and approving a nonqualified, unfunded supplemental executive retirement plan entitled the 2005 Supplemental Executive Retirement Plan (the "2005 SERP"), effective as of April 1, 2005, in a form to be determined pending publication of the provisions of Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act of 2004.

                    On December 15, 2005 the Board accepted and approved, on the recommendation of the Board's Compensation Committee, resolutions adopting the 2005 SERP document, in the form annexed to this filing as Exhibit B. The 2005 SERP will provide additional retirement and death benefits to selected employees of the Company or one of its subsidiaries. An Executive who was employed by the Company and accruing benefits under the 1989 SERP as of March 31, 2005 may continue to do so. Alternatively, such an Executive, excluding Directors, 5 percent Owners and any Participant within two years of normal retirement, may elect to convert to the 2005 SERP on condition that he or she, prior to December 31, 2005, irrevocably waives all rights and claims to any and all retirement and/or death benefits accrued and payable on his or her behalf under the 1989 SERP.

                                                                       EXHIBIT A
                                                                       ---------










                             JOHN WILEY & SONS, INC.

                           DEFERRED COMPENSATION PLAN

                    FOR DIRECTORS' 2005 & AFTER COMPENSATION










                         Effective as of January 1, 2005

               JOHN WILEY & SONS, INC. DEFERRED COMPENSATION PLAN
                    FOR DIRECTORS' 2005 & AFTER COMPENSATION


The John Wiley & Sons, Inc. Deferred Compensation Plan for Directors' 2005 & After Compensation (the "Plan") was established by the Board of Directors of John Wiley & Sons, Inc. pursuant to resolutions adopted by said Board at its meeting on December 16, 2004. The purpose of the Plan is to provide a Nonemployee Director with a means of deferring director fees and stock compensation in accordance with the terms of the Plan.

It is the intent of John Wiley & Sons, Inc. and the plan administrator to operate the Plan in accordance with the provisions of Section 409A of the Internal Revenue Code (the "Code") as enacted by the American Jobs Creation Act of 2004, in all respects, including but not limited to its transition rules applicable to distribution payment elections by eligible executives in 2005 and 2006. To the extent that the provisions of Code Section 409A and its transition rules are further clarified or modified by the U.S. Treasury Department and/or Internal Revenue Service, any actions taken under the Plan in 2005 and 2006 shall be adjusted to the extend necessary to be in compliance with Code Section 409A and U.S. Treasury and IRS pronouncements related thereto.

               JOHN WILEY & SONS, INC. DEFERRED COMPENSATION PLAN
                    FOR DIRECTORS' 2005 & AFTER COMPENSATION

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1.  DEFINITIONS........................................................1



ARTICLE 2.  PARTICIPATION......................................................3



ARTICLE 3.  DEFERRALS..........................................................4



ARTICLE 4.  MAINTENANCE OF ACCOUNTS............................................6



ARTICLE 5.  PAYMENT OF BENEFITS................................................7



ARTICLE 6.  AMENDMENT OR TERMINATION...........................................9



ARTICLE 7.  GENERAL PROVISIONS................................................10



ARTICLE 8.  ADMINISTRATION....................................................12

                           ARTICLE 1. DEFINITIONS
                           ----------------------


1.01 "Accounts" shall mean the Director Fee Account and Stock Compensation Account.

1.02 "Administrative Committee" shall mean the committee appointed to administer the Plan, as provided in Section 8.01.

1.03 "Beneficiary" shall mean the person or persons designated by a Participant pursuant to the provisions of Section 5.03 in a time and manner determined by the Administrative Committee to receive the amounts,if any, payable under the Plan upon the death of the Participant.

1.04 "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

1.05 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.06 "Company" shall mean John Wiley & Sons, Inc., a New York corporation, or any successor by merger, purchase, or otherwise.

1.07 "Deferral Agreement" shall mean the completed election form, including any amendments, attachments, and appendices thereto between a Nonemployee
     Director and the Company, under which the Nonemployee Director agrees to defer all or a portion of his Director Fees and/or Director Stock Compensation.

1.08 "Deferrals" shall mean the amount of deferrals credited to a Participant pursuant to Article 3.

1.09 "Director Fee Account" shall mean the bookkeeping account maintained for each Participant to record the amount of Director Fees such Participant has elected to defer in cash in accordance with Article 3.

1.10 "Director Fees" shall mean the fees or compensation to be received by a Nonemployee Director for services rendered as a member of the Board of Directors, including cash fees paid for attendance at meetings of the Board of Directors or its committees.

1.11 "Director Stock Compensation" shall mean the shares of Stock to be awarded to a Nonemployee Director under the Company's Director Stock Plan, as amended, or any other stock plan which may hereafter be adopted.

1.12 "Effective Date" shall mean January 1, 2005.

1.13 "Nonemployee Director" shall mean a member of the Board of Directors who is not concurrently an employee of the Company and who is not otherwise ineligible to receive Director Fees.

1.14 "Participant" shall mean, except as otherwise provided in Article 2, each Nonemployee Director who has executed a Deferral Agreement pursuant to the requirements of Section 2.01 and is credited with an amount under Section 3.03.

1.15 "Plan" shall mean the John Wiley & Sons, Inc. Deferred Compensation Plan For Directors' 2005 & After Compensation as set forth in this document, as it may be amended from time to time.

1.16 "Plan Year" shall mean the calendar year. The first Plan Year shall begin on the Effective Date.

1.17 "Stock" shall mean shares of the Company's Class A Common Stock.

1.18 "Stock Compensation Account" shall mean the bookkeeping account maintained for each Participant to record the amount of Director Stock Compensation such Participant has elected to defer in accordance with Article 3.

                            ARTICLE 2. PARTICIPATION
                            ------------------------


     2.01 In General

     (a) An individual who is determined to be a Nonemployee Director with respect to a Plan Year and who desires to have deferrals credited on his behalf pursuant to Article 3 for such Plan Year must execute a Deferral Agreement with the Administrative Committee authorizing Deferrals under this Plan for such year in accordance with the provisions of Sections 3.01 and 3.02.

     (b) The Deferral Agreement shall be in writing and be properly completed upon a form approved by the Administrative Committee, which shall be the sole judge of the proper completion thereof. Such Deferral Agreement shall provide, subject to the provisions of Article 3, for the deferral of all or a portion of the Nonemployee Director's
          Director Fees and Director Stock Compensation earned after the effective date of the election and shall include such other provisions as the Administrative Committee deems appropriate.

     2.02 Termination of Participation

          Participation shall cease when all benefits to which a Participant is entitled to hereunder are distributed to him.

                              ARTICLE 3. DEFERRALS
                              --------------------


3.01 Filing Requirements

(a) Prior to the close of business on the date or dates specified by the Administrative Committee in a calendar year but not later than December 31 of such calendar year (the "election period") and except as otherwise provided below, each individual who is a Nonemployee Director may elect, subject to Section 3.02, to defer all or a portion of his Director Fees and/or Director Stock Compensation that are earned and payable for the Plan Year beginning in the next calendar year by filing a Deferral Agreement with the Administrative Committee.

(b) Notwithstanding Section 3.01(a), each individual who becomes a Nonemployee Director after January 1 of a Plan Year may become a Participant during the calendar year in which the individual first becomes a Nonemployee Director by duly completing, executing, and filing with the Administrative Committee a Deferral Agreement no later than 30 days following the date such individual first becomes a Nonemployee Director. Such Deferral Agreement shall be first effective with respect to amounts earned by the Participant following the Administrative Committee's receipt of the Deferral Agreement for such Plan Year.

(c) A Nonemployee Director's election to defer his Director Fees and/or Director Stock Compensation for any Plan Year shall become irrevocable on the last day the deferral of such Director Fees and/or Director Stock Compensation may be elected under Section 3.01(a) or (b), as applicable. A Nonemployee Director may revoke or change his election to defer his Director Fees and/or Director Stock Compensation at any time prior to the date the election becomes irrevocable. Any such revocation or change shall be made in a form and manner determined by the Administrative Committee.

(d) A Participant's election as to the amount of deferrals he authorizes on his Deferral Agreement filed under Section 3.01(a) or (b) shall remain in effect for subsequent Plan Years unless the Participant files with the Administrative Committee a new Deferral Agreement modifying or revoking that election. The new Deferral Agreement must be filed within an election period specified under Section 3.01(a) and shall apply to Director Fees and/or Director Stock Compensation earned in Plan Years commencing after the close of the applicable election period.

3.02 Amount of Deferral

     A Nonemployee Director may defer all or a portion of his Director Fees and/or Director Stock Compensation that is otherwise earned and payable in the next Plan Year (or with respect to a Participant who makes an election pursuant to Section 3.01(b), earned and payable subsequent to the date the Participant's Deferral Agreement is filed with the Administrative Committee.) Any deferral shall be in increments of 25%. A Nonemployee Director shall be given written notice of the opportunity to defer his Director Fees and/or Director Stock Compensation at least ten business days prior to the date the Deferral Agreement for the applicable Plan Year must be submitted to the Administrative Committee.

3.03 Crediting to Accounts

     The amount of Director Fees deferred shall be credited to a Participant's Director Fee Account on the day such Director Fees would have otherwise been paid in the absence of a Deferral Agreement. The Participant's Director Stock Compensation Account shall be credited with the number of units equal to the number of shares of Stock deferred as Director Stock Compensation as of the date when the Director Stock Compensation would have otherwise been paid in the absence of a Deferral Agreement.

3.04 Vesting

     A Participant shall at all times be 100% vested in his Accounts.

                       ARTICLE 4. MAINTENANCE OF ACCOUNTS
                       ----------------------------------


4.01 Individual Accounts

     The Committee shall maintain, or cause to be maintained, records showing the balances of each Participant's Accounts. Periodically, each Participant shall be furnished with a statement setting forth the value of his Accounts.

4.02 Adjustment of Director Fee Accounts

     Each calendar year the Committee shall credit each Participant's Director Fee Account with investment earnings at a rate of interest per annum equal to the rate of interest announced publicly by Morgan Guaranty Trust Company of New York, from time to time, as its base or prime rate. Such interest shall be credited and compounded annually at the end of each calendar year.

4.03 Adjustment of Stock Compensation Accounts

(a) The units under the Stock Compensation Accounts shall be appropriately adjusted for any changes in the Stock by reason of any recapitalization, reorganization, merger, consolidation, spin-off, split-up or any similar change affecting the Stock.

(b) From time to time additional units (or fractional units) shall be credited to Stock Compensation Accounts in amounts equal to the number of shares of Stock (or fractional share) and determined as (i) the amount of any dividend or distribution paid in cash (or the fair market value of a dividend or distribution paid in property) which a Nonemployee Director would have received if on the record date of such dividend or distribution the Nonemployee Director had been the owner of record of a number of shares of Stock equal to the number of units then credited to the Stock Compensation Account, divided by (ii) the market value per share on the date such dividend or distribution is paid. For purposes of the Plan, "market value per share" shall be equal to the closing price for a share of Stock as reported by any exchange on which the Stock may be listed on such date, or, if no shares of the Stock were traded on such date, on the next preceding date on which the Stock was so traded.

4.04 Valuation of Accounts

(a) Whenever an event requires a determination of the value of a Participant's Accounts, the value shall be computed as of the date of the event, or if the date of the event is not a business day, the close of the next business day, except as otherwise specified in this Plan. For this purpose, a "business day" is any day on which the New York Stock Exchange is open.

                         ARTICLE 5. PAYMENT OF BENEFITS
                         ------------------------------


5.01 Commencement of Payment

(a) At the time a Nonemployee Director executes his first Deferral Agreement, the Nonemployee Director shall duly designate, execute, and file with the Administrative Committee on that Deferral Agreement (or other appropriate form designated by the Administrative Committee) the date upon which the portion of his Accounts attributable to his deferrals of Director Fees and Director Stock Compensation earned in the following Plan Year shall become payable. A Participant may designate that payment of this portion of his Accounts commence upon (i) the January 15th of the calendar year following the end of the calendar year in which the Participant ceases to be a Nonemployee Director, or (ii) the January 15th of the calendar year following the date the Participant ceases to be a Nonemployee Director or, if earlier, the calendar year specified by the Participant. A Participant's election as to the commencement of payment he indicates on his first
     Deferral Agreement under this Plan shall remain in effect for all subsequent Plan Year deferrals unless the Participant files with the Administrative Committee a new commencement of payment election with respect to Deferrals made in a particular Plan Year. The new commencement of payment election must be filed within an election period specified in
     Section  3.01(a)  and  shall  apply to that  portion  of the  Participant's
     Account attributable to deferrals of Director Fees and Director Stock Compensation earned in the Plan Year commencing after the close of the applicable election period.

(b) In the event a Nonemployee Director fails to select a payment date on his initial Deferral Agreement, the Nonemployee Director shall be deemed to have elected payment to commence upon the January 15th of the calendar year following the end of the calendar year in which the Participant ceases to be a Nonemployee Director. Such payment date shall apply to all subsequent Plan Year deferrals, except as otherwise provided on a subsequent election made in accordance with the provisions of Section 5.01(a).

5.02 Method and Form of Payment

(a) (i) All distributions from the Participant's Director Fee Account shall be made in cash.

     (ii)All distributions from the Participant's Stock Compensation Account shall be distributed in Stock. The number of shares of Stock to be distributed to the Participant (or on his behalf) shall be equal to the number of units then credited to his Stock Compensation Account. However, if fractional shares of Stock would have to be delivered, such distribution shall be adjusted by rounding upward or downward to the nearest whole share of Stock.

(b) At the time a Participant executes his first Deferral Agreement, the Participant shall elect one of the following forms of payment:

     (i)  Lump Sum
          --------
          The Participant shall receive a single sum payment equal to the amount credited to his Accounts.

     (ii) Installments
          ------------
          A Participant may elect to receive distribution of his Accounts in installments over a period not to exceed 10 years. Installments may be paid on an annual basis as specified by the Participant. The value of each installment paid during a calendar year shall equal the balance in the Participant's Accounts as of December 31 preceding the calendar year in which payment will be made, divided by the number of remaining installments. However, if fractional shares of Stock would have to be delivered, such installments shall be adjusted by rounding upward or downward to the nearest whole share of Stock. In the case of Director Fee Accounts, the amount of each installment shall be determined by assuming that the rate of interest in effect when the first installment is paid will remain in effect throughout the payout period. Any surplus or shortfall resulting from a change in the interest rate shall be taken into account in making the last installment.

(c) In the event a Nonemployee Director fails to select a form of payment on his initial Deferral Agreement, the Nonemployee Director shall be deemed to have elected payment in annual installments over 10 years.

5.03 Death Benefit

(a) In the event of the death of the Participant prior to full payment of amounts credited to the Participant's Accounts, the unpaid amount shall be paid, in the case of cash, or delivered, in the case of shares of Stock in a single lump sum payment to the Participant's Beneficiary on the January 15th of the calendar year following the calendar year in which the death of the Participant occurs.

(b) Each Participant shall file with the Administrative Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under paragraph (a) above. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, payment shall be made to the estate of the Participant.

                       ARTICLE 6. AMENDMENT OR TERMINATION
                       -----------------------------------


6.01 Right to Terminate

     Notwithstanding any Plan provision to the contrary, the Company may, by action of the Board of Directors, terminate the Plan and the related Deferral Agreements at any time. The Company shall continue to maintain the Accounts until distributed in accordance with the Participant's elections and the provisions of Section 409A of the Code. The Nonemployee Directors shall remain 100% vested in all amounts credited to their Accounts.

6.02 Right to Amend

     The Board of Directors may amend or modify this Plan and the related Deferral Agreements in any way either retroactively or prospectively. However, except that without the consent of the Participant or Beneficiary, if applicable, no amendment or modification shall reduce or diminish such person's right to receive any benefit accrual hereunder prior to the date of such amendment or modification, and no amendment shall be made that would violate any applicable provision of Section 409A of the Code. Notice of an amendment or modification to the Plan shall be given in writing to each Participant and Beneficiary of a deceased Participant having an interest in the Plan.

                          ARTICLE 7. GENERAL PROVISIONS
                          -----------------------------


7.01 Funding

     All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company. Notwithstanding the foregoing shares of Stock to be delivered to or on behalf of a Participant pursuant to the provisions of
     Article 5 may be paid from Treasury Shares, authorized but unissued.

7.02 Unsecured Interest

     No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments thereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

7.03 Facility of Payment

     In the event that the Administrative Committee shall find that a Participant or Beneficiary is incompetent to care for his affairs or is a minor, the Administrative Committee may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid on his behalf to his spouse, a child, a parent or other relative, and any such payment so made shall thereby be a complete discharge of the liability of the Company and the Plan for that payment.

7.04 Nonalienation

     Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of a person entitled to such benefits.

7.05 No Interest As a Shareholder

     The crediting of units to a Stock Compensation Account shall not be deemed to create for a Nonemployee Director any interest in any class of equity securities of the Company.

7.06 Stock Certificates

     Notwithstanding any other provision of the Plan or agreement made pursuant thereto, the Company shall not be required to issue or deliver any certificates for shares of Stock under the Plan prior to the fulfillment of all of the following conditions:

     a. Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Stock.

     b. Any registration or other qualification of shares under any state or federal law or regulation which the Company, upon advice of counsel, deems necessary or advisable.

7.07 Payment of Expenses

     All administrative expenses of the Plan and all benefits under the Plan shall be paid from the general assets of the Company.

7.08 Withholding Taxes

     The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

7.09 Discharge of Company's Obligation

     The payment by the Company of the benefits due under each and every Deferral Agreement to the Participant or his Beneficiary shall discharge the Company's obligation under the Plan, and the Participant or Beneficiary shall have no further rights under this Plan or the Deferral Agreements upon receipt by the appropriate person of all such benefits.

7.10 Construction/Representations

(a) The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws.

(b)  The masculine pronoun shall mean the feminine wherever appropriate.

(c) The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

(d) The Company makes no representations regarding the tax benefits or consequences of deferring compensation under this Plan, and specifically disclaims any responsibility for tax advice in connection with participation in this Plan. Each participant is responsible for making his own determination as to the benefits and consequences of Plan participation.

                           ARTICLE 8. ADMINISTRATION
                            -------------------------


8.01 Administration

(a) The Administrative Committee shall be the Governance Committee of the Board of Directors.

(b) The Administrative Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising hereunder, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan. The Administrative Committee may employ and rely on such legal counsel, actuaries, accountants and agents, as it may deem advisable to assist in the administration of the Plan.

(c) To the extent permitted by law, all agents and representatives of the Administrative Committee shall be indemnified by the Company and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.

                                                                       EXHIBIT B
                                                                       ---------


                                 SERP Resolution

                             JOHN WILEY & SONS, INC.
                                   **********


WHEREAS, the Board of Directors of John Wiley & Sons, Inc. (hereinafter referred to as the "Company") maintains the John Wiley & Sons, Inc. 1989 Supplemental
Executive Retirement Plan (hereinafter referred to as the "1989 SERP") to provide additional retirement income and death benefit protection for certain executives of the Company or one of its subsidiaries in recognition of their contributions to the Company in carrying out senior management responsibilities; and


WHEREAS, at its meeting on March 9, 2005, the Board of Directors of the Company (hereinafter referred to as the "Board") established the John Wiley & Sons, Inc. 2005 Supplemental Executive Retirement Plan (hereinafter referred to as the "2005 SERP"), effective as of April 1, 2005 with respect to employees of the Company or one of its subsidiaries who are designated as an eligible executive on or after April 1, 2005; and


WHEREAS, pursuant to Section 5.1 of the 1989 SERP, the Board reserves the right to amend the 1989 SERP from time to time, subject to certain conditions not now relevant; and


WHEREAS, the Board deems it advisable to merge the 1989 SERP and the 2005 SERP into a single plan entitled the John Wiley & Sons, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan"), consisting of two parts
- Part A containing the provisions of the 1989 SERP and Part B containing the provisions of the 2005 SERP; and


WHEREAS, the Board deems it advisable to clarify which executives are to be offered the one-time opportunity to waive all rights and claims to any benefits provided under the 1989 SERP, and in consideration of such waiver, such executives shall become entitled to benefits provided under the terms of the 2005 SERP.


NOW, THEREFORE, be it

RESOLVED that, effective as of April 1, 2005, the 2005 SERP shall be merged into the 1989 SERP, and the continuing Plan shall be amended as follows:

1. The Plan is hereby renamed the John Wiley & Sons, Inc. Supplemental Executive Retirement Plan.


2.   The Plan is hereby restructured into the following two parts:


     (1) Part A - 1989 Supplemental Executive Retirement Plan providing retirement benefits and death benefits to certain eligible executives under the same terms and conditions as provided under the provisions of the 1989 SERP as in effect on March 31, 2005.


     (2) Part B - 2005 Supplemental Executive Retirement Plan providing benefits as set forth in the draft attached hereto as Exhibit A.


and be it further


RESOLVED, that only an executive who is employed by the Company and accruing benefits under the 1989 SERP as of March 31, 2005 and who (i) is not a member of the Board, or (ii) is not a 5 percent owner of the Company (as defined in Internal Revenue Code Section 416), or (iii) is within two years of attaining age 65, may irrevocably waive, prior to December 31, 2005, all rights and claims to any and all retirement and/or death benefits accrued and payable on his behalf under the 1989 SERP and shall, in consideration of such irrevocable waiver, become a member of the 2005 SERP entitled to benefits thereunder;


and be it further


RESOLVED, that it is the Company's intention to operate the continuing Plan in compliance with the provisions of Section 409A of the Internal Revenue Code and any regulations or other guidance issued thereunder, including but not limited to the rules applicable to the grandfathering provisions under said Section 409A and any transition rules applicable to distribution payment elections of eligible executives in 2005 and 2006.

                                     PART B

                             JOHN WILEY & SONS, INC.
                   2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   -------------------------------------------

                                    RECITALS
                                    --------

     The Board of Directors of John Wiley & Sons, Inc. in 1983 adopted a Supplemental Executive Retirement Program, (the "Plan"). The principal purpose of the Plan is to ensure the payment of a competitive level of retirement income and death benefits in order to attract, retain and motivate selected executives of the Company and its affiliated companies. The Plan was amended from time to time, and renamed in 1989, the "1989 Supplemental Executive Retirement Plan". At a meeting on March 9, 2005, the Board of Directors amended the Plan by freezing participation under the provisions of the 1989 Supplemental Executive Retirement Plan and establishing effective as of April 1, 2005, a new Supplemental Executive Retirement Program entitled the 2005 Supplement Executive Retirement Plan (`2005 SERP') for newly eligible executives and certain eligible executives employed by John Wiley & Sons, Inc. on March 31, 2005 who wish to waive their right to any benefits payable under the provisions of the 1989 SERP in consideration of accruing a benefit for all service with John Wiley & Sons, Inc. under the provisions of the 2005 SERP.

     Thus, effective as of April 1, 2005, the John Wiley & Sons, Inc. Supplemental Executive Retirement Plan was amended to consist of two parts; Part A - containing the provisions of the 1989 Supplemental Executive Retirement Plan and Part B - containing the provisions of the 2005 Supplemental Executive Retirement Plan.

     It is the intent of the Company and the plan administrator to operate the 2005 SERP in accordance with the provisions of Section 409A of the Internal Revenue Code ("Code") as enacted by the American Jobs Creation Act of 2004, in all respects, including but not limited to its transition rules applicable to distribution payment elections by eligible executives in 2005 and 2006. To the extent that the provisions of Code Section 409A and its transition rules are further clarified or modified by the U.S. Treasury Department and/or Internal Revenue Service, any actions taken under the 2005 SERP in 2005 and 2006 shall be adjusted to the extent necessary to be in compliance with Code Section 409A and U.S. Treasury and IRS pronouncements related thereto.

                                    SECTION 1

                                   Definitions
                                   -----------

     1.1 "Affiliate" means any corporation or other organization controlling, controlled by or under common control with the Company.

     1.2 "Average Highest Compensation" means a Participant's average annual Compensation during the final 36 months of his employment with the Company or an Affiliate or, if higher, the three consecutive calendar years in which his average Compensation was highest (or if he is employed for less than 36 months, the average annual Compensation during the period of his employment). For purposes of this definition the term "Compensation" means "Compensation" as defined in the Wiley Basic Plan, except that 100% instead of 50% of any bonuses, incentive pay and overtime pay shall be included for all years and "Compensation" shall not be limited by the provisions of Section 401(a)(17) of the Code. Notwithstanding the foregoing provisions of this Section 1.2, Compensation for purposes of the 2005 SERP shall not include any amounts paid pursuant to an incentive plan which relates to a period of more than 12 months or any amounts paid pursuant to any plan, arrangement or agreement which expressly excludes such amounts for purposes of the 2005 SERP.

     1.3 "Beneficiary" means the person or persons designated by the Participant to receive the Pre-Retirement Survivor Benefit or other benefits under the 2005 SERP in the event of the Participant's death. In the event there is no effective designation of a Beneficiary in effect on the Participant's death, (i) then payments under Section 3.3 shall be made to the Participant's spouse or, (ii) if no spouse survives, then no payments under Section 3.3 shall be made. If the Participant has not designated prior to his death a contingent Beneficiary, any Beneficiary may in turn designate a Beneficiary to receive any remaining payments in the event of the first Beneficiary's death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death or the Participant's Benefit Commencement Date, if earlier, and in no event shall it be effective as of a date prior to such receipt.

     1.4 "Benefit Commencement Date" means, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form.

     1.5 "Board" means the Board of Directors of John Wiley & Sons, Inc.

     1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.7 "Committee" means the Compensation Committee of the Board.

     1.8 "Company" means John Wiley & Sons, Inc., a New York corporation, and any successor thereto, or with respect to any Participant who is employed by an Affiliate, such Affiliate.

     1.9 "Effective Date" means April 1, 2005.

     1.10 "Normal Retirement Age" means the date the Participant attains age 65 or completes at least five Years of Service, if later.

     1.11 "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's Normal Retirement Age.

     1.12 "Other Retirement Income" means annual income payable to a Participant from the following sources:

     (a) the nonqualified unfunded supplementalplan of the Company adopted by the Board which pays pension benefits which supplement the benefits payable under the Wiley Basic Plan, and

     (b) any other contract, agreement or other arrangement with the Company or an Affiliate (excluding the John Wiley & Sons, Inc. Employees' Savings Plan and the Deferred Compensation Plan of John Wiley & Sons, Inc.) to the extent it provides retirement or pension benefits. Where an election is available which would decrease the amount of the annual income payable from such sources, such election shall be disregarded for purposes of this definition, and

     (c) to the extent determined by the Committee, the portion of the annual amount of pension, if any, which is or would be payable to the Participant from another employer sponsored plan, as set forth in the Company's records attributable to service which is recognized as Years of Service for purposes of
Section 3.1, and adjusted if necessary as provided in Section 1.19.

     If a benefit described in this Section 1.12 is payable in a form other than a single life annuity commencing on the Participant's Normal Retirement Date or the first day of the month coincident with or next following his date of termination, if later, such benefit shall be converted to a single life annuity on such date of Equivalent Actuarial value (as defined in Item 1 of Appendix A of the Wiley Basic Plan).

     1.13 "Participant" means an executive employee of the Company or an Affiliate listed on Schedule A hereto who becomes a Participant in the 2005 SERP pursuant to Section 2.

     1.14 "Plan" means the John Wiley & Sons, Inc Supplemental Executive Retirement Plan, as amended from time to time, which shall consist of Part A - the 1989 SERP and Part B - the 2005 SERP. The "1989 SERP" means the 1989 Supplemental Executive Retirement Plan as set forth in Part A of the Plan.

     1.15 "Retirement" means the termination of a Participant's employment with the Company or all Affiliates after reaching age 55 and completing five Years of Service.

     1.16 "2005 SERP" means the 2005 Supplemental Executive Retirement Plan, as set forth in this Part B of the Plan.

     1.17 "Wiley Basic Plan" means the Employees' Retirement Plan of John Wiley & Sons, Inc., as the same may be hereafter amended from time to time.

     1.18 "Wiley Basic Plan Benefit" means the annual pension determined as of the Participant's date of termination of employment with the Company and all its Affiliates which would be payable pursuant to the provisions of the Wiley Basic Plan to a Participant, regardless of any elections with regard to the form of payment of the benefit made by the Participant or his beneficiary under the Wiley Basic Plan, assuming such pension commenced on the later of the Participant's Normal Retirement Date or the first day of the month coincident with or next following his date of termination.

     1.19 "Years of Service" means a Participant's Benefit Service as defined in the Wiley Basic Plan under Section 3.02 of such Plan. However, in the case of an acquired company, the Participant's service with that company prior to the date of acquisition will not be counted unless such service is recognized for purposes of (i) Benefit Service under the Wiley Basic Plan or (ii) benefit accruals under any other nonqualified supplemental plan maintained by the Company. In addition to the foregoing, a Participant may, subject to the approval of the Committee, be granted additional Years of Service for purpose of determining the amount of benefits under the 2005 SERP.

     1.20 The masculine gender, where appearing herein, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.


                                    SECTION 2

                          Eligibility and Participation
                          -----------------------------

     2.1 (a) Each executive of the Company or an Affiliate who was an active participant in the 1989 SERP on March 31, 2005 and who as of April 1, 2005 is not (i) a member of the Board or (ii) a 5% owner of the Company (as defined in Code Section 416) or (iii) within two years of attaining age 65, shall become a Participant under the 2005 SERP as of the Effective Date subject to the Participant executing a waiver agreement in such form and within the time period as the Committee may direct with respect to any benefit such executive may had accrued under the 1989 SERP.

         (b) Any other executive of the Company or an Affiliate designated by the Committee as a Participant shall become a Participant under the 2005 SERP as of the effectiven date of such designation subject to the Participant executing a letter of agreement in such form as the Committee may direct.

     (c) Notwithstanding any Plan provision to the contrary, an executive of the Company or an Affiliate who is accruing benefits (or currently has an accrued benefit) under the 1989 SERP is not eligible to participate in the 2005 SERP.

     2.2  Participation   under  the  Plan  shall  terminate  on  the  date  the
Participant ceases to be employed by the Company and all its Affiliates or ceases to accrue Years of Service under the provisions of Section 1.19, unless at that time the Participant is entitled to a benefit under Section 3.


                                    SECTION 3

                                    Benefits
                                    --------

     3.1  Post  Retirement  Income  Benefit.
          ---------------------------------

     (a) There shall be paid to each Participant who retires on or after the date he attains age 65 (or completes five Years of Service, whichever occurs later), in the form of a life annuity for the life of a Participant, a Post Retirement Income Benefit commencing as of the Participant's Normal Retirement Date or date of Retirement, if later. The annual amount of such Post Retirement Benefit Income shall be equal to:

          (i) two percent of the Participant's Average Highest Compensation multiplied by the number of his Years of Service up to 20 years,

                                      plus

          (ii) one percent to the Participant's Average Highest Compensation multiplied by the number of his Years of Service in excess of 20 years up to a maximum of 35 years;

                                     minus

          (iii) the sum of the Participant's Wiley Basic Plan Benefit as applicable, and the Participant's Other Retirement Income.

     (b) Notwithstanding foregoing, the amount of the Participant's Post Retirement Income Benefit payable for the Participant's life under this Section
3.1 shall never be less than the greater of the Additional Benefit or Primary Benefit the Participant would have received under the provisions of the 1989 SERP as in effect on December 31, 2004 determined as if the Participant had terminated employment on December 31, 2004 and commenced payment as of his Normal Retirement Date, or date of Retirement, if later, converted to a single life annuity on such date of Equivalent Actuarial value (as defined in Item 1 of Appendix A of the Wiley Basic Plan).

     (c) Subject to the provisions of Section 409A of the Code and Section 3.6, the first payment under this Section 3.1 shall be made within 60 days of the Participant's Normal Retirement Date or the first day of the month coincident with or next following his date of Retirement, if later.


     3.2 Early Retirement
         ----------------

     (a) A Participant who has not reached age 65 but who has attained age 55 and completed at least five Years of Service may terminate employment with the Company and all Affiliates and receive an Early Retirement Income Benefit commencing as of the first day of the month following his Retirement. Such Early Retirement Income Benefit shall be equal to (i) the amount determined under
Section 3.1(a)(i) and (ii) on the basis of his Average Highest Compensation and Years of Service as of his date of Retirement reduced by 1/12 of 4 percent of itself for each month by which payment commences before the Participant's Normal Retirement Date, provided however that such reduction shall not apply if the Participant has attained 62 years of age and completed twenty Years of Service, minus (ii) the sum of the Participant's Wiley Basic Plan Benefit, as applicable, and the Participant's Other Retirement Income. For this purpose, the Participant's Wiley Basic Plan Benefit and the Participant's Other Retirement Income shall be computed by substituting the annual amount that would be payable to the Participant commencing as of the first day of the month coincident with or next following the date of his Retirement in the form of a single life annuity under the Wiley Basic Plan or under any plan, contract, agreement or, arrangement referred to in Section 1.12 hereof in place of the Participant's Wiley Basic Plan Benefit and Other Retirement Income.

     (b) Notwithstanding the foregoing, the amount of the Participant's Early Retirement Income Benefit payable for the Participant's life under this Section
3.2 shall never be less than the greater of the Additional Benefit or Primary Benefit the Participant would have received under the provisions of the 1989 SERP as in effect on December 31, 2004 determined as if the Participant had terminated employment on December 31, 2004 and commenced payment as of the first day of the month coincident with or next following the Participant's date of Retirement, converted to single life annuity on such date of Equivalent Actuarial value (as defined in Item 1 of Appendix A of the Wiley Basic Plan).

     (c) Such Participant may elect in accordance with the provisions of Section 409A of the Code and regulations thereunder to have his Early Retirement Income Benefit payments commence on a later date but not later than his Normal
Retirement  Date.  Subject to the  provisions  of  Section  409A of the Code and
Section 3.6, payments under this Section 3.2 shall begin within 60 days of the Participant's date of Retirement, or such later date as elected by the Participant.

     3.3 Pre-Retirement Survivor Benefit
         -------------------------------

     a) If a Participant dies prior to his Benefit Commencement Date, a Pre-Retirement Survivor Benefit shall be paid to his surviving spouse as hereinafter provided. The annual amount of such Pre-Retirement Survivor Benefit shall be equal to 50% of the amount determined under Section 3.1 as of the Participant's date of death or date of termination of employment with the Company and all Affiliates, if earlier, and shall be paid for the life of the spouse commencing no later than 60 days following the Participant's death.

     (b) Notwithstanding the foregoing, if a Participant who was an active participant in the 1989 SERP on December 31, 2004, dies (i) while employed by the Company or an Affiliate or, (ii) after termination of employment with the Company and all Affiliates but prior to the first of the month coincident with or next following such date of termination of employment, and as of his date of death has no surviving spouse, there shall be paid to the named Beneficiary of such Participant, a Pre-Retirement Survivor Benefit equal to one-half of the Participant's Additional Benefit or Primary Benefit, whichever is greater, that would have been payable under the provisions of the 1989 SERP had the Participant remained an active participant in the 1989 SERP through his date of death or the date he ceases to accrue Years of Service, if earlier. For this purpose, the Participant's Additional Benefit under the 1989 SERP shall be computed by substituting the annual amount payable to the Participant's beneficiary under the Wiley Basic Plan or under any plan, contract, agreement or, arrangement referred to in Section 1.12 hereof in place of the Participant's Wiley Basic Plan Benefit and Other Retirement Income. Such Benefit shall consist of ten annual installments, commencing within 60 days after the death of the Participant.

     3.4 Termination of Employment
         -------------------------

     Subject to the provisions of Sections 6 and 7, in the event a Participant's employment with the Company and all its Affiliates is terminated prior to his Normal Retirement Age other than on account of death or disability and such Participant does not qualify for Early Retirement as provided in Section 3.2 hereof, then the Participant shall be entitled to a Termination Benefit, commencing on the first day of the month following the Participant's attainment of age 55 or date of termination, if later. Such Termination Benefit shall be equal to the amount determined under Section 3.1 on the basis of his Average Highest Compensation and Years of Service as of such date of termination reduced by 1/12 of 4 percent of itself for each month by which payment commences before the Participant's Normal Retirement Date. A Participant may elect in accordance with the provisions of Section 409A of the Code and the regulations thereunder to have his Termination Benefit payments commence at a later date but not later than his Normal Retirement Date. Subject to the provisions of Section 409A of the Code and Section 3.6, payment under this Section 3.4 shall begin within 60 days of the date the Participant's attains age 55, or such later date as elected by the Participant.

     3.5 Form of Payment
         ---------------

     (a) Unless a Participant has made a valid election under paragraph (b) below of an optional form of payment, benefits payable to a Participant under
Section 3.1, 3.2 or 3.4 shall be paid in the form of a single life annuity for the life of the Participant.

     (b) Subject to paragraph (d) below, a Participant may elect to convert the benefit otherwise payable to him under the provisions of this Section 3 into an optional benefit of Equivalent Actuarial value as provided in one of the options set forth below:

Option 1. A modified benefit payable during the Participant's life and after his death payable during the life of, and to, the Beneficiary named by him when he elected the option.

Option 2. A modified benefit payable during the Participant's life and after his death payable at one half the rate of his modified benefit during the life of, and to, the Beneficiary named by him when he elected the option.

Option 3.  Either  Option  1 or  Option  2,  provided  that  in  the  event  the
           Beneficiary named by the Participant at the time he elected the form of payment predeceases the Participant, the annual benefit payable to the Participant after the Beneficiary's death shall equal the Benefit that would have been payable pursuant to Section 3.5(a).

     (c) Such Equivalent Actuarial value shall be defined as set forth in Item I of Appendix A of the Wiley Basic Plan.

     (d) Notwithstanding the foregoing, subject to the provisions of Section 409A of the Code, a Participant's election to receive his benefit payable under
Section 3.1, 3.2 or 3.4 in an optional form as described in paragraph (b) above shall be effective as of the Participant's Benefit Commencement Date, provided that the Participant makes and submits to the Committee his election of such optional form prior to his Benefit Commencement Date. A Participant who fails to elect an optional form of benefit payment in a timely manner shall receive his benefit in accordance with paragraph (a) of this Section 3.5.

     3.6 Timing of Payment for "Specified Employees"
         -------------------------------------------
     Notwithstanding any provision of the 2005 SERP to the contrary, the actual payment of a benefit due under the provisions of this 2005 SERP to a Participant who is classified as a "Specified Employee" (as defined in Section 409A(a)(2)(B)(i) of the Code) under procedures adopted by the Committee in accordance with the regulations issued under Section 409A of the Code, on account of such Participant's termination of employment with the Company and its Affiliates (for reasons other than death or disability) shall not commence prior to the first day of the seventh month following the Participant's termination of employment. Any payment to the Participant which he would have otherwise received under Section 3.1, 3.2, or 3.4, or Section 6, during the six-month period immediately following such Participant's termination of employment shall be accumulated, with interest, compounded on a monthly basis, at the IRS Interest Rate and paid within 60 days of the first day of the seventh month following the Participant's termination of employment. The "IRS Interest Rate" for purposes of this Section 3.6 is the annual applicable interest rate as defined under Section 417(e)(3)(A)(ii)(II) of the Code as in effect for the calendar month in which the Participant's termination of employment occurs.

                                    SECTION 4

                                    Committee
                                    ---------

     4.1 The Committee shall have the exclusive responsibility and complete discretionary authority to interpret the 2005 SERP, to adopt, amend, and rescind rules and regulations for the administration of the 2005 SERP, and generally to operate, manage and administer the 2005 SERP and to make all determinations in connection with the 2005 SERP as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants and Beneficiaries. The Committee may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan

     4.2 To the extent permitted by law, all agents and representatives of the Committee shall be indemnified by the Company and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.


                                    SECTION 5
                                    ---------
                             Termination; Amendment
                             ----------------------

     5.1 The 2005 SERP may not be terminated or suspended or modified or amended in any manner which adversely affects any Participant at any time after a Change of Control (as defined in Section 6.2) shall have occurred. Subject to the foregoing provisions of this Section 5.1, the Board may, in its sole discretion, terminate, suspend or amend the 2005 SERP at any time or from time to time, in whole or in part. However, no termination, suspension or amendment of the 2005 SERP may adversely affect a Participant's accrued benefit under the 2005 SERP, or adversely affect a retired Participant's right or the right of a Beneficiary to receive or to continue to receive a benefit in accordance with the 2005 SERP as in effect on the date immediately preceding the date of such termination, suspension or amendment. In the event of such suspension or termination, the Company shall continue to maintain the Plan until all benefits under the 2005 SERP are distributed in accordance with the Participant's elections and the provisions of Section 409A of the Code.

     5.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company or any Affiliate, nor will it interfere with the right of the Company or any Affiliate to discharge or otherwise deal with Participants without regard to the existence of 2005 SERP.

     5.3 The Company may fund its obligations under the 2005 SERP by purchasing certain insurance policies on the lives of the Participants. In the event the Company does fund its obligation under the 2005 SERP it shall have no obligation to continue to do so in the future or to continue any such policies in effect. No Participant or Beneficiary shall have any interest whatsoever in any such policies, which shall be the sole property of the Company. Participants and their Beneficiaries shall look solely to the general credit of the Company for payment of benefits under the 2005 SERP. The Company reserves the right to establish one or more trusts to provide alternative sources of benefit payments under the 2005 SERP. The existence of any such trust or trusts shall not relieve the Company of any liability to make benefit payments under the 2005 SERP, but to the extent any benefit payments are made from any such trust, such payment shall be in satisfaction of and shall reduce the Company's liabilities under this 2005 SERP.


                                    SECTION 6

                                Change of Control
                                -----------------

     6.1 In the event there is a Change of Control as hereinafter defined and, following such Change of Control (a) the Participant's employment is terminated by the Company except for "Cause", or (b) the Participant terminates his employment for "Good Reason" as those terms are hereinafter defined, then notwithstanding any other provisions (other than Section 3.6) of the 2005 SERP to the contrary and in lieu of any other benefit to which the Participant may be entitled under the 2005 SERP, the Participant shall be entitled, to a lump sum payment, payable, subject to the provisions of Section 3.6, within 60 days after such termination of employment equal to the then present value of the Post Retirement Income Benefit to which the Participant would have been entitled on the date of such termination of employment and, in the case of a Participant who has not yet reached his Normal Retirement Age, unreduced for commencement prior to the Participant's Normal Retirement Date. In determining the Post Retirement Income Benefit for purposes of the preceding sentence, the Wiley Basic Plan Benefit shall be deemed to be the annual benefit to which the Participant will be or is entitled at age 55 or the date of such termination of employment, whichever is later. The present value of such payments shall be determined by multiplying such Post Retirement Income Benefit, as determined pursuant to this
Section 6.1, by the "Present Value Factor" as hereinafter defined.

     6.2 A "Change of Control" shall be deemed to have occurred if:

     (a) any Person (as hereinafter defined) becomes the beneficial owner (as defined in Rule13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Common Stock (and such Person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Common Stock so owned is equal to or greater than the number of shares of Class B Common Stock then owned by any other Person; or

     (b) any Person becomes the beneficial owner, directly or indirectly, of 33-1/3% or more of the Voting Power (as hereinafter defined) of the Company then outstanding (and such person did not have such 33-1/3% or more beneficial ownership on January 1, 1989) and the Voting Power so owned is equal to or greater than the Voting Power then owned by any other Person; or

     (c) individuals who constituted the Board on January 1, 1991 (the "Incumbent Board") cease for any reason to constitute at least 64% of the full Board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by either (i) a vote of at least 64% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) or (ii) any Person who was the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Common Stock on January 1, 1989, shall, for purposes of this clause
(c), be considered  as though such person were a member of the Incumbent  Board;
or

     (d) upon the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, the acquiring entity or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation; or

     (e) the complete liquidation of the Company other than a liquidation of the Company into a wholly-owned subsidiary or the sale or disposition by the Company of all or substantially all of the Company's assets other than to a wholly-owned subsidiary or subsidiaries.


     6.3 For purposes of Section 6.2:
         ---------------------------

     (a) "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
Section 14(d) of the Exchange Act, other than the Company, an affiliate of the Company, any employee stock ownership plan, or other employee benefit plan(s) sponsored or maintained by the Company or any affiliate, except that for purposes of clauses (a) and (b) of Section 6.2, a Person shall not be deemed to be a new or different Person by reason of a change or changes in the composition of the "persons" constituting a Person unless a majority of the Incumbent Board (at a meeting of the directors or by written action signed by such majority) determines that a change of control has occurred.

     (b) "Class B Common Stock" shall mean the Class B Common Stock and any other common stock of the Company into or for which such Class B Common Stock is changed, converted or exchanged.

     (c) "Voting Power" for the purposes of clause (b) of Section 6.2 shall mean the power or right to vote the Company's common stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled generally to vote together with the common stock in respect of a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up upon which holders of common stock are entitled to vote.

     6.4 Cause
         ------
     Termination of a Participant's employment by the Company for "Cause" shall mean termination upon (a) the willful and continued failure by the Participant substantially to perform his duties with the Company to the best of his ability (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for such performance is delivered to the Participant by the Chairman of the Board or President of the Company which specifically identifies the manner in which such executive believes that the Participant has not substantially performed his duties to the best of his ability, or (b) the willful engaging by the Participant in illegal misconduct materially and demonstrably injurious to the Company. For purposes of this Section, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was lawful and in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be lawful and done, or omitted to be done, by the Participant in good faith and in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a Notice of Termination containing or attached thereto a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (a) and (b) in this section and specifying the particulars thereof in detail.


     6.5 Good Reason
         -----------
     "Good Reason" for a Participant to terminate his employment shall mean:

     (a) an adverse change in the Participant's status or position(s) as an executive of the Company as in effect immediately prior to the Change of Control, including, without limitation, any adverse change in his status or position as a result of a material diminution in his duties or responsibilities or a material change in his business location or the assignment to him of any duties or responsibilities which are inconsistent with such status or position, or any removal of the Participant from or any failure to reappoint or reelect him to any office or position previously held;

     (b) a reduction by the Company in Participant's base salary as in effect immediately prior to the Change in Control or in the number of vacation days to which Participant is then entitled under the Company's normal vacation policy as in effect immediately prior to the Change in Control;

     (c) the taking of any action by the Company (including the elimination of a plan without providing substitutes therefore or the reduction of Participant's awards thereunder) that would substantially diminish the aggregate projected value of the Participant's awards under the Company's incentive, bonus, stock option or restricted stock plans in which the Participant was participating at the time of a Change of Control of the Company;

     (d) the taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Participant under the Company's medical, health, accident, disability, life insurance, thrift or retirement plans in which the Participant was participating at the time of a Change of Control of the Company; or

     (e) substantial and continuing harassment of the Participant by other Company personnel, including but not limited to verbal abuse, insulting or demeaning verbal and written communications, and orders or directions which are clearly inappropriate to Participant's executive status, provided the Participant gives the Company written notice of such harassment in reasonable detail and the Company fails to promptly take corrective action to stop such harassment.


     6.6 The "Present Value Factor" is the factor which when applied to an annual payment, would represent the equivalent actuarial value to receive such amount annually for life when computed on the basis of the IRS Mortality Table and the IRS Interest Rate. The "IRS Mortality Table" shall mean the mortality table prescribed by the Secretary of Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the date the Participant's termination of employment occurs. The "IRS Interest Rate" is the annual rate of interest on 30 year Treasury Securities as published by the Commissioner of Internal Revenue in the calendar month preceding the month in which the Participant's termination of employment occurs.


     6.7 Notice of  Termination
         ----------------------
     Any termination by the Company pursuant to Section 6.4 above or by the Participant pursuant to Section 6.5 above shall be communicated by written Notice of Termination to the Participant or the Company, as the case may be. For purposes of the 2005 SERP, a "Notice of Termination" shall mean a notice specifying the termination provision in the 2005 SERP relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so specified except as otherwise provided in Section 3.6.

     6.8 In the event the amount which a Participant is entitled to receive pursuant to Section 6.1 is not paid in full to the Participant within 60 days after termination of his employment, or, if later, in accordance with the provisions set forth in Section 3.6, then the Participant shall also be entitled to recover from the Company reasonable legal expenses and disbursements incurred in establishing his right to and collecting such amount.

     6.9 The provisions of this Section 6 shall not apply to any Participant who would be deemed an individual described in Section 422A(b)(6) of the Internal Revenue Code of 1986, as presently in effect (relating to an individual who, directly and by attribution, is deemed to own more than 10% of the voting power of a corporation).


                                    SECTION 7

                                   Disability
                                   ----------

     7.1 In the event a Participant ceases to be actively employed by the Company or an Affiliate on account of Disability, as that term is hereinafter defined, prior to his Normal Retirement Date, then notwithstanding any other provision of the 2005 SERP to the contrary and in lieu of any other benefit to which the Participant may be entitled under the 2005 SERP, the Participant shall be entitled to a lump sum payment, payable within 60 days after the Committee's determination regarding such disability is finalized, equal to the then present value of the Post Retirement Income Benefit determined under Section 3.1 on the basis of the Participant's Average Highest Compensation and Years of Service as of his Disability Date (as that term is herein defined), unreduced for commencement prior to the Participant's Normal Retirement Date. The present value of such payments shall be determined by multiplying such Post Retirement Income Benefit, as determined pursuant to this Section 7.1 by the Present Value Factor as defined below.

     The "Present Value Factor" solely for purposes of this Section 7.1 is the factor which when applied to an annual payment, would represent the equivalent actuarial value to receive such amount annually for life when computed on the basis of the IRS Mortality Table and the IRS Interest Rate. The "IRS Mortality Table" shall mean the mortality table prescribed by the Secretary of Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the Participant's date of Disability. The "IRS Interest Rate" is the annual applicable interest rate as defined under Section 417(e)(3)(A)(ii)(II) of the Code as in effect in the calendar month preceding the month in which the Participant's Disability Date occurs.

     For purposes of this Section, Disability means, (i) a physical or mental condition which, in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, will prevent the Participant from engaging in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12-months or, (ii) the Participant is determined to be totally disabled by the Social Security Administration. The Participant's Disability Date shall be the date determined by the Committee on a basis uniformly applicable to all persons similarly situated.

     In the event, such Participant ceases to satisfy the definition of Disability prior to his Normal Retirement Date and he is not restored to service with the Company or an Affiliate, he will be entitled to retire with an early Retirement Benefit under Section 3.2 or a Termination Benefit under Section 3.4, whichever is applicable, as of the first day of the month coincident with or next following such discontinuance of Disability determined on the basis of Average Highest Compensation of his Disability Date and his Years of Service at the date of discontinuance of Disability.


                                    SECTION 8

                         Non-Competition/Nonsolicitation
                         -------------------------------

     8.1 Notwithstanding any other provision of the 2005 SERP except for the provisions of Section 8.2, to the contrary, no payments or further payments will be made under the 2005 SERP to a Participant or to his Beneficiary if, (a) the Participant, directly or indirectly, during the 24-month period after termination of his employment, is employed by, renders services to or participates in the management, operation or control of, or serves as advisor or consultant to any business enterprise which is engaged in any type of business activity conducted by the Company or any of its subsidiaries at the time of such termination of employment and which enterprise is in direct and substantial competition with the Company or any such subsidiary, or (b) during the period of Participant's employment at the Company and its Affiliates and for twelve months following the termination of his employment, the Participant does not, either on his own behalf or on behalf of any other person or entity, directly or indirectly, (i) solicit any person or entity that is a customer of the Company or its Affiliates, or has been a customer of the Company or its Affiliates during the prior twelve (12) months, to purchase any products or services the Wiley Companies provides to the customer, or (ii) interfere with any of the Company or its Affiliates business relationships.

     8.2 The provisions of Section 8 shall not apply (a) following a Change of Control as defined in Section 6.2, or (b) if the Participant's employment is terminated by the Company without Cause as defined in Section 6.4 or by the Participant for Good Reason as defined in Section 6.5.


                                    SECTION 9

                                  Miscellaneous
                                  -------------

     9.1 Nonalienation
         -------------
     To the maximum extent permitted by law, no benefit under the 2005 SERP shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, bankruptcy, attachment or encumbrances ofany kind.

     9.2 Funding
         -------
     No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments thereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company. Nothing contained in the Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under the 2005 SERP (other than amounts invested in corporate restricted stock), such right shall be no greater than the right of any unsecured creditor of the Company.

     9.3 Facility of Payment
         -------------------
     In the event that the Committee shall find that a Participant or Beneficiary is incompetent to care for his affairs or is a minor, the Committee may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid on his behalf to his spouse, a child, a parent or other relative, and any such payment so made shall thereby be a complete discharge of the liability of the Company and the 2005 SERP for that payment.

     9.4 Withholding of Taxes
         --------------------
     The Company shall have the right to deduct from each payment to be made under the 2005 SERP any required withholding taxes.


     9.5 Expenses
         --------
     All administrative expenses of the 2005 SERP and all benefits under the 2005 SERP shall be paid from the general assets of the Company.


     9.6 Mergers/Transfers
         -----------------
     This 2005 SERP shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Participant, his designees and his estate. Nothing in the 2005 SERP shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes the 2005 SERP and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and the 2005 SERP shall continue in full force and effect.


     9.7 Claims Procedure
         ----------------
     The Committee shall provide adequate notice in writing to any Participant, former Participant or Beneficiary whose claim for a withdrawal or payment under the 2005 SERP has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Participant, former Participant or Beneficiary for a full and fair review by the Committee of a decision denying the claim. The Committee's decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.


     9.8 Construction
         ------------
     The 2005 SERP is established under and will be construed according to the laws of the State of New York, subject to the provisions of applicable federal laws. The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

                                     PART A


                             JOHN WILEY & SONS, INC.

                   1989 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                   -------------------------------------------
                        (AS AMENDED - September 20, 2001)

                                    RECITALS
                                    --------


     The Board of Directors of John Wiley & Sons, Inc. in 1983 adopted a Supplemental Executive Retirement Program, which as amended, is presently in effect (the "1983 Plan"). The Board of Directors desires to modify and amend the 1983 Plan in certain respects. Accordingly, the 1983 Plan is renamed, the "1989 Supplemental Executive Retirement Plan" ("SERP") and is amended and restated as follows:


                                    PREAMBLE
                                    --------


     The principal purpose of this Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of retirement income and death benefits in order to attract, retain and motivate selected executives of the Company and its affiliated companies.


                                    SECTION 1

                                   Definitions
                                   -----------


     1.1 "Accrued Benefit" means the greater of (a) the Primary Benefit the Participant would have received if SERP had not been terminated, suspended or amended, if such is the case, and the Participant had continued to participate until age 65 multiplied by a fraction the numerator of which is the number of months the Participant participated in SERP (including participation in the 1983
Plan) and the denominator of which is the number of months the Participant would have participated until he had attained age 65 if SERP had not been terminated, suspended or amended, if such is the case, and he had continued to participate until age 65 or (b) the Additional Benefit multiplied by a fraction, the numerator of which is the number of months the Participant participated in SERP (including participation in the 1983 Plan) and the denominator of which is the number of months the Participant would have participated if he had participated until he attained age 65.

     1.2 "The Additional Benefit" means an annual benefit in the amount of the excess, if any, of (a) an amount equal to the Participant's Applicable Percentage times the Participant's Average Highest Compensation over (b) the sum of the Participant's Wiley Basic Plan Benefit, as applicable, and the Participant's Other Retirement Income. The Additional Benefit shall not be reduced as a result of any cost of living or other increase in the Participant's Wiley Basic Plan Benefit which is effective after commencement of benefit payments to the Participant or his Beneficiary under the Wiley Basic Plan. Notwithstanding the foregoing provisions of this Section 1.2, if the Participant is terminated for "Cause" as defined in Section 6.4, whether before or after a "Change of Control" as defined in Section 6.2, the Additional Benefit shall be deemed to be zero


     1.3 "Affiliate" means any corporation or other organization controlling, controlled by or under common control with the Company.


     1.4 "Annual Salary Rate" means the Participant's base salary rate in effect on the date of the Participant's Retirement, death or other termination of employment.


     1.5 "Applicable Percentage", with respect to each Participant means the percentage of Average Highest Compensation to be used in determining the Participant's Additional Benefit. The Applicable Percentage with respect to each present Participant is set forth in Schedule A and may be increased by resolution of the Committee. The Applicable Percentage with respect to any additional Participant shall be determined by the Committee. In no event shall the Applicable Percentage exceed 65%.


     1.6 "Average Highest Compensation" means a Participant's average annual Compensation during the final 36 months of his employment or, if higher, the three consecutive calendar years in which his average Compensation was highest (or if he is employed for less than 36 months, the average annual Compensation during the period of his employment). For purposes of this definition the term "Compensation" means "Compensation" as defined in the Wiley Basic Plan, except that 100% instead of 50% of any bonuses, incentive pay and overtime pay shall be included and "Compensation" shall not be limited by the provisions of Section 401(a)(17) of the Internal Revenue Code. Notwithstanding the foregoing provisions of this Section 1.6, Compensation for purposes of SERP shall not include any amounts paid pursuant to an incentive plan which relates to a period of more than 12 months or any amounts paid pursuant to any plan, arrangement or agreement which expressly excludes such amounts for purposes of SERP.

     1.7 "Beneficiary" means the person or persons designated by the Participant to receive the Pre-Retirement Survivor Benefit under SERP in the event of the Participant's death prior to retirement and the person or persons designated to receive the Post Retirement Income benefit under SERP or the balance thereof in the event the Participant qualifies for such benefit and dies before receiving all such benefit payments. If the Participant has not designated a contingent Beneficiary any Beneficiary may in turn designate a Beneficiary to receive any remaining payments in the event of the first Beneficiary's death. In the event there is no effective designation of a Beneficiary then payment shall be made to the estate of the Participant or, if benefits have actually been paid to a Beneficiary, then to the estate of such Beneficiary.


     1.8 "Board" means the Board of Directors of John Wiley & Sons, Inc.


     1.9 "Committee" means the Governance and Compensation Committee of the Board of Directors.


     1.10 "Company" means John Wiley & Sons, Inc., a New York corporation, and any successor thereto, or with respect to any Participant who is employed by an Affiliate, such Affiliate.


     1.11 "Other Retirement Income" means annual income payable to a Participant from the following sources:

     (a) the nonqualified unfunded supplemental plan of the Company adopted by the Board which pays pension benefits which supplement the benefits payable under the Wiley Basic Plan.

     (b) any other contract, agreement or other arrangement with the Company or an Affiliate (excluding the John Wiley & Sons, Inc. Employees' Savings Plan and the Deferred Compensation Plan of John Wiley & Sons, Inc.) to the extent it provides retirement or pension benefits. Where an election is available which would decrease the amount of the annual income payable from such sources, such election shall be disregarded for purposes of this definition.


     1.12 "Participant" means an executive employee of the Company or an Affiliate listed on Schedule A hereto or who becomes a Participant in the Plan pursuant to Section 2.


     1.13 "Primary  Benefit" means  an  annual benefit  determined as follows:

          (a)  The Annual Salary Rate shall be multiplied by 2.5.


          (b)  The result in clause (a) shall be reduced by $50,000.


          (c) The remainder in clause (b) shall be divided by 5 and the result is the Primary Benefit.


     1.14 "Retirement" means the termination of a Participant's employment with the Company or an Affiliate after reaching age 55 and completing 5 Years of Service.


     1.15 "SERP" means this 1989 Supplemental Executive Benefit Plan, as amended from time to time.


     1.16 "Wiley Basic Plan" means the Employees' Retirement Plan of John Wiley & Sons, Inc., as the same may be hereafter amended from time to time.


     1.17 "Wiley Basic Plan Benefit" means the annual Normal Retirement Benefit payable under the Wiley Basic Plan to a Participant, regardless of any elections with regard to the payment of the benefit made by the Participant or his beneficiary under the Basic Plan.

     1.18 "Years of Service" means a Participant's Years of Service as defined in the Wiley Basic Plan for purposes of Section 3.01 of such plan. However, in the case of an acquired company, the Participant's service with that company prior to the date of acquisition will not be counted unless such service is recognized for purposes of participation in the Wiley Basic Plan.


     1.19 The masculine gender, where appearing herein, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.



                                    SECTION 2

                          Eligibility and Participation
                          -----------------------------


     2.1(a) Each of the executives of the Company and Affiliates listed on Schedule A shall be a Participant on the date the Plan is adopted by the Board subject to the Participant executing a letter of agreement in such form as the Committee may direct.


     (b) Any other executive of the Company or an Affiliate designated by the Committee as a Participant shall become a Participant as of the effective date of such designation subject to the Participant executing a letter of agreement in such form as the Committee may direct.



                                    SECTION 3

                                    Benefits
                                    --------


     3.1 Post Retirement Income Benefit.
         ------------------------------
     There shall be paid to each Participant who retires on or after he attains age 65 (or completes five Years of Service, whichever occurs later), a Post Retirement Income Benefit. Such Benefit shall consist of ten annual payments of the Primary Benefit or the Additional Benefit, whichever is greater, commencing within 60 days after the Participant's Retirement. The Committee may, in its sole discretion, increase the benefit payable to a Participant who retires more than one year after attaining age 65 (or after five Years of Service, if later) in order to compensate the Participant in whole or in part for the delay in payment.

     3.2 Early Retirement.
         ----------------
     If the Participant retires on or after attaining age 55 with five Years of Service then he shall be entitled to an Early Retirement Income Benefit. Such Benefit shall consist of ten annual payments of the Primary Benefit or the Additional Benefit, whichever is greater, commencing within 60 days after he attains age 65. Such Participant may elect to have the benefit payments commence on a date prior to age 65 in which event, the annual Early Retirement Income Benefit shall be reduced by 1/12 of 4 per cent of itself for each month by which payment commences before the Participant attains age 65, provided however that such reduction shall not apply if the Participant has attained 62 years of age and completed 20 Years of Service on the date of his Retirement.


     3.3 Pre-Retirement Survivor Benefit.
         -------------------------------
     There shall be paid to the Beneficiary of each Participant who dies prior to age 65 (or prior to having five Years of Service, if later) while employed by the Company or an Affiliate, a Pre-Retirement Survivor Benefit. Such benefit shall consist of ten annual payments, commencing within 60 days after the death of the Participant Each annual payment shall be in an amount equal to one-half of the Participant's Primary Benefit or the Participant's Additional Benefit, whichever is greater. For this purpose, the Participant's Additional Benefit shall be computed by substituting the annual amount payable to the Participant's surviving spouse or beneficiary under the Wiley Basic Plan or under any plan, contract, agreement or, arrangement referred to in Section 1.11 hereof in place of the Participant's Wiley Basic Benefit and Other Retirement Income.


     3.4 Termination of Employment.
         -------------------------
     Subject to the provisions of Sections 6 and 7, in the event the employment of a Participant is terminated prior to age 65 other than on account of death and he does not qualify for early retirement as provided in Section 3.2 hereof, then the Participant shall be entitled to a Termination Benefit which shall consist of ten annual payments of the Participant's Accrued Benefit, commencing within 60 days after he attains age 65. Such Participant may elect to have the benefit payments commence on a date which is on or after the date on which he attains age 55, in which event the annual Termination Benefit shall be reduced by 1/12 of 4 percent of itself for each month by which payment commences before the Participant attains age 65. The Committee may also, in its sole discretion direct that the present value of the Termination Benefit (as determined by the Committee) be paid to the Participant following termination of his employment in a lump sum.

     3.5 Death Benefit.
         -------------
     In the event a Participant dies after completing the age and service requirements for the Post Retirement Income Benefit or after terminating employment and qualifying for either an Early Retirement Income Benefit or a Termination Benefit, such benefit (or the balance of such benefit payments, if the Participant has received any payments of such benefit) shall be paid to the Participant's Beneficiary.



                                    SECTTON 4

                                    Committee
                                    ---------


     4.1 The Committee shall have the authority to interpret SERP, to adopt, amend, and rescind rules and regulations for the administration of SERP, and generally to conduct and administer SERP and to make all determinations in connection with SERP as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants and Beneficiaries.



                                    SECTION 5

                             Termination; Amendment
                             ----------------------


     5.1 SERP may not be terminated or suspended or modified or amended in any manner which adversely affects any Participant (a) at any time after a Change of Control (as defined in Section 6.2) shall have occurred or (b) prior to January 1, 1999. Subject to the foregoing provisions of this Section 5.1, the Board may, in its sole discretion, terminate, suspend or amend SERP at any time or from time to time, in whole or in part. However, no termination, suspension or amendment of SERP may adversely affect a Participant's Accrued Benefit under SERP, or adversely affect a retired Participant's right or the right of a Beneficiary to receive or to continue to receive a benefit in accordance with SERP as in effect on the date immediately preceding the date of such termination, suspension or amendment.

     5.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company or any Affiliate, nor will it interfere with the right of the Company or any Affiliate to discharge or otherwise deal with Participants without regard to the existence of SERP.


     5.3 The Company has funded its obligations under SERP by purchasing certain insurance policies on the lives of the Participants but it shall have no obligation to do so in the future or to continue any such policies in effect. No Participant or Beneficiary shall have any interest whatsoever in any such policies which shall be the sole property of the Company. Participants and their Beneficiaries shall look solely to the general credit of the Company for payment of benefits under SERP. The Company reserves the right to establish one or more trusts to provide alternative sources of benefit payments under SERP. The existence of any such trust or trusts shall not relieve the Company of any liability to make benefit payments under SERP, but to the extent any benefit payments are made from any such trust, such payment shall be in satisfaction of and shall reduce the Company's liabilities under this Plan. Further, in the event of the Company's bankruptcy or insolvency, all benefits accrued under SERP shall immediately become due and payable in a lump sum and all Participants and Beneficiaries shall be entitled to share in the Company's assets in the same manner and to the same extent as general unsecured creditors of the Company.



                                    SECTION 6

                                Change of Control
                                -----------------


     6.1 In the event there is a Change of Control as hereinafter defined and, following such Change of Control (a) the Participant's employment is terminated by the Company except for "Cause", or (b) the Participant terminates his employment for "Good Reason" as those terms are hereinafter defined, then notwithstanding any other provisions of SERP to the contrary and in lieu of any other benefit to which the Participant may be entitled under SERP, the Participant shall be entitled to a lump sum payment, payable within 60 days after such termination of employment equal to the then present value of the Primary Benefit payments or the Additional Benefit payments, whichever is greater, to which the Participant would have been entitled (i) if he had attained age 65 and retired on the date of such termination of employment, or
(ii) if he had retired on the date of such termination of employment, if later. In determining the Additional Benefit for purposes of the preceding sentence, the Wiley Basic Plan Benefit shall be deemed to be the annual benefit to which the Participant will be or is entitled at age 55 or the date of such termination, whichever is later. The present value of such payments shall be determined by multiplying such Primary Benefit or Additional Benefit, as determined pursuant to this Section 6.1, whichever is greater, by the "Present Value Factor" as hereinafter defined.

     6.2 A "Change of Control" shall be deemed to have occurred if:


     (a) any Person (as hereinafter defined) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Common Stock (and such Person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Common Stock so owned is equal to or greater than the number of shares of Class B Common Stock then owned by any other Person; or


     (b) any Person becomes the beneficial owner, directly or indirectly, of 33-1/3% or more of the Voting Power (as hereinafter defined) of the Company then outstanding (and such person did not have such 33-1/3% or more beneficial ownership on January 1, 1989) and the Voting Power so owned is equal to or greater than the Voting Power then owned by any other Person; or


     (c) individuals who constituted the Board on January 1, 1991 (the "Incumbent Board") cease for any reason to constitute at least 64% of the full Board, provided that any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by either (X) a vote of at least 64% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) or
     (Y) any Person who was the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Common Stock on January 1, 1989, shall, for purposes of this clause (c), be considered as though such person were a member of the Incumbent Board; or

     (d) upon the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, the acquiring entity or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion such shareholders held the voting securities of the Company immediately prior to the merger or consolidation; or


     (e) the complete liquidation of the Company other than a liquidation of the Company into a wholly-owned subsidiary or the sale or disposition by the Company of all or substantially all of the Company's assets other than to a wholly-owned subsidiary or subsidiaries.



               6.3 For purposes of Section 6.2:


     (a) "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
     Section 14(d) of the Exchange Act, other than the Company, an affiliate of the Company, any employee stock ownership plan, or other employee benefit plan(s) sponsored or maintained by the Company or any affiliate, except that for purposes of clauses (a) and (b) of Section 6.2, a Person shall not be deemed to be a new or different Person by reason of a change or changes in the composition of the "persons" constituting a Person unless a majority of the Incumbent Board (at a meeting of the directors or by written action signed by such majority) determines that a change of control has occurred.

     (b) "Class B Common Stock" shall mean the Class B Common Stock and any other common stock of the Company into or for which such Class B Common Stock is changed, converted or exchanged.


     (c) "Voting Power" for the purposes of clause (b) of Section 6.2 shall mean the power or right to vote the Company's common stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled generally to vote together with the common stock in respect of a merger, consolidation, sale of all or substantially of the Company's assets, liquidation, dissolution or winding up upon which holders of common stock are entitled to vote.



               6.4  Cause.
                    -----
     Termination of a Participant's employment by the Company for "Cause" shall mean termination upon (a) the willful and continued failure by the Participant substantially to perform his duties with the Company to the best of his ability (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for such performance is delivered to the Participant by the Chairman of the Board or President of the Company which specifically identifies the manner in which such executive believes that the Participant has not substantially performed his duties to the best of his ability, or (b) the willful engaging by the Participant in illegal misconduct materially and demonstrably injurious to the Company. For purposes of this Section, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was lawful and in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be lawful and done, or omitted to be done, by the Participant in good faith and in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a Notice of Termination containing or attached thereto a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (a) and (b) in this section and specifying the particulars thereof in detail.

               6.5 Good Reason.
                   -----------
     "Good Reason" for a Participant to terminate his employment shall mean:


               (a)   an   adverse   change in   the   Participant's  status or
position(s)  as an executive  of the  Company  as in  effect  immediately  prior
to   the   Change   of Control,  including,  without  limitation,  any adverse change in his status or position as a result of a material diminution in his duties or responsibilities or a material change in his business location or the assignment to him of any duties or responsibilities which are inconsistent with such status or position, or any removal of the Participant from or any failure to reappoint or reelect him to any office or position previously held;


               (b) a reduction by the Company in Participant's base salary as in effect immediately prior to t he Change in Control or in the number of vacation days to which Participant is then entitled under the Company's normal vacation policy as in effect immediately prior to the Change in Control;


               (c) the taking of any action by the Company (including the elimination of a plan without providing substitutes therefore or the reduction
of Participant's  awards  thereunder)  that would   substantially  diminish the
aggregate   projected value  of  the  Participant's  awards under the Company's
incentive,   bonus,  stock  option  or  restricted   stock  plans  in which the
Participant was participating at the time of a Change of Control of the Company;


               (d) the   taking   of a ny  action by the  Company  that  would
substantially diminish the aggregate value of the benefits provided the Participant under the Company's medical, health, accident, disability, life
insurance,   thrift  or  retirement   plans  in  which  the   Participant  was
participating  at the time of a Change of Control of the Company; or

               (e)     substantial     and   continuing   harassment  of   the
Participant by other Company personnel, including but not limited to verbal abuse, insulting or demeaning verbal and written communications, and orders
or directions which are clearly   inappropriate  to  Participant's   executive
status,   provided  the Participant  gives the Company  written notice of such harassment in reasonable detail and the Company fails to promptly take corrective action to stop such harassment.


               6.6 The "Present Value Factor" is the factor which when applied to 10 equal annual payments, the first of which is payable on a certain date (the "Valuation Date") would represent the present value of the right to
receive   on  the  Valuation  Date  such  10 equal annual  payments based on an interest rate equal to the "IRS Interest Rate". The "IRS Interest Rate" is the annual rate of interest on 30 year Treasury Securities as published by the Commissioner of Internal Revenue in the calendar month preceding the month in which the Valuation Date occurs.


               6.7 Notice of Termination.
                   ---------------------
     Any termination by the Company pursuant to Section 6.4 above or by the Participant pursuant to Section 6.5 above shall be communicated by written Notice of Termination to the Participant or the Company, as the case may be. For purposes of SERP, a "Notice of Termination" shall mean a notice specifying the termination provision in SERP relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so specified.


               6.8 In the event the amount which a Participant is entitled to receive pursuant to Section 6.1 is not paid in full to the Participant within 60 days after termination of his employment, then the Participant shall also be entitled to recover from the Company reasonable legal expenses and disbursements incurred in establishing his right to and collecting such amount.


               6.9 The provisions of this Section 6 shall not apply to any Participant who would be deemed an individual described in Section 422A(b)(6) of the Internal Revenue Code of 1986, as presently in effect (relating to an individual who, directly and by attribution, is deemed to own more than 10% of the voting power of a corporation).

                                    SECTION 7

                                   Disability
                                   ----------


     7.1 In the event a Participant ceases to be actively employed by the Company or an Affiliated Company on account of Disability, as that term is hereinafter defined, then notwithstanding any other provision of SERP to the contrary and in lieu of any other benefits to which the Participant may be entitled under SERP, the Participant shall be entitled to a lump sum payment, payable within 60 days after the Committee's determination regarding such Disability is finalized, equal to the then present value of the Primary Benefit or the Additional Benefit payments, whichever is greater, to which the Participant would have been entitled if he had retired on his Disability Date (as that term herein is defined) and, in the case of a participant who is less than age 65, had attained age 65 as of his Disability Date. In determining the Additional Benefit for purposes of the preceding sentence, the Wiley Basic Plan Benefit shall be deemed to be (i) the annual benefit to which the participant is entitled at age 65 or his Disability Date, if later, under the provision of the Wiley Basic Plan assuming his Disability Date is his date of termination, or
(ii) in the case of a Participant who is entitled to a disability benefit pursuant to Section 4.05 of the Wiley Basic Plan, the annual disability benefit to which the Participant would be entitled at age 65 under the provisions of the Wiley Basic Plan assuming he remains disabled to age 65. The present value of such payments shall be determined by multiplying such Primary Benefit or Additional Benefit, as determined pursuant to this Section 7.1, whichever is greater, by the "Present Value Factor" as defined in Section 6.6.


     For purposes of this Section, Disability means a physical or mental condition which, in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, will permanently prevent the Participant from satisfactorily performing his usual duties for the Company or any Affiliated Company and the Participant's Disability Date shall be the date determined by the Committee on a basis uniformly applicable to all persons similarly situated.

                                    SECTION 8

                                 Non-Competition
                                 ---------------


     8.1 Notwithstanding any other provision of SERP except for the provisions of Section 8.2, to the contrary, no payments or further payments will be made under SERP to a Participant or to his Beneficiary if the Participant, directly or indirectly, during the 24-month period after termination of his employment, is employed by, renders services to or participates in the management, operation or control of, or serves as advisor or consultant to any business enterprise which is engaged in any type of business activity conducted by the Company or any of its subsidiaries at the time of such termination of employment and which enterprise is in direct and substantial competition with the Company or any such subsidiary.


     8.2 The provisions of Section 8 shall not apply (a) following a Change of Control as defined in Section 6.2 or (b) if the Participant's employment is terminated by the Company without Cause as defined in Section 6.4 or by the Participant for Good Reason as defined in Section 6.5.


                                    SECTTON 9

                                  Miscellaneous
                                  -------------


     9.1 To the maximum extent permitted by law, no benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances or any kind.


     9.2 The Plan is established under and will be construed according to the laws of the State of New York.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                     JOHN WILEY & SONS, INC.
                                     Registrant



                                     By    /s/ William J. Pesce
                                           _____________________________________

                                           William J. Pesce
                                           President and Chief Executive Officer



                                     By    /s/ Ellis E. Cousens
                                           _____________________________________

                                           Ellis E. Cousens
                                           Executive Vice President and
                                           Chief Financial & Operations Officer





                                     Dated:    December 21, 2005